EXHIBIT 10.1

THIRD AMENDMENT TO SEVERANCE AGREEMENT

This Third Amendment (this “Amendment”) to that certain Severance Agreement (the “Agreement”) dated June 2, 2010, by and between SemGroup Corporation, a Delaware corporation (with any successor, the “Company”), and _____________ (the “Participant”), is adopted and approved by the Company to be effective as of ____________, 2016.

R E C I T A L:
WHEREAS, the parties amended the Agreement by that Amendment to Severance Agreement dated November 18, 2011 and that Second Amendment to Severance Agreement dated December 12, 2013;

WHEREAS, the parties desire to further amend the Agreement to extend the expiration date for an additional two year period;

NOW THEREFORE, the parties hereby amend the Agreement as follows:
1.    Definitions. All capitalized terms used in this Amendment shall have the meanings assigned thereto in the Agreement unless otherwise defined herein.

2.    Authority to Amend. This Amendment is adopted and approved by the Company with the consent of the Participant pursuant to Section 7.6 of the Agreement.

3.    Amendment to Section 1.6 of Agreement. Section 1.6 of the Agreement shall be amended and restated in its entirety to read as follows:

1.6    “Agreement Term”    means the period commencing on the Agreement Date and ending on June 1, 2018. Notwithstanding anything herein to the contrary, with respect to a Post-Change Period, the Agreement Term shall end at the end of the Severance Period (as defined in Section 2.1(c)) if applicable, or if there is no such Severance Period, the earliest of the following: (a) the second anniversary of the Change Date, or (b) the Termination Date; provided that: (i) the obligations, if any, of SemGroup to make payments under this Agreement due to a Separation from Service which occurred during the Agreement Term shall continue beyond the Agreement Term until all such obligations are fully satisfied, and (ii) the obligations of Executive under this Agreement shall continue beyond the Agreement Term until all such obligations are fully satisfied. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate upon the occurrence of a Disqualifying Disaggregation pursuant to Section 1.21.

4.    Continuation of Agreement. Except as specifically stated herein, this Amendment does not change the terms and conditions of the Agreement which remain in full force and effect.

IN WITNESS WHEREOF, Executive and a duly authorized representative of SemGroup Corporation have executed this Amendment to be effective as of the date first written above.

EXHIBIT 10.1

[EXECUTIVE]

SemGroup Corporation, acting on behalf of itself and its Subsidiaries and Affiliates
By:
Carlin G. Conner
President and CEO